UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 11, 2013

PERVASIVE SOFTWARE INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23043	74-2693793
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12365 Riata Trace Parkway

Building B, Austin, Texas 78727

(Address of principal executive offices, including zip code)

(512) 231-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On April 11, 2013, pursuant to the terms of the Agreement and Plan of Merger (the “Merger Agreement”), dated as of January 28, 2013, among Pervasive Software Inc. (the “Company”), Actian Corporation, a Delaware corporation (“Actian”) and Actian Sub II, Inc., a Delaware corporation (“Merger Sub”) and wholly owned subsidiary of Actian, Merger Sub was merged with and into the Company, with the Company being the surviving corporation (the “Merger”). Upon completion of the Merger, the Company became a wholly owned subsidiary of Actian. The Merger Agreement and the transactions contemplated thereby, including the Merger, were approved by the Company’s board of directors and by its stockholders at a special meeting of the stockholders held on April 10, 2013.

At the effective time (the “Effective Time”) and as a result of the Merger, each share of common stock of the Company (the “Common Stock”) issued and outstanding immediately prior to the Effective Time (other than shares owned by the Company or Actian or any subsidiary thereof and dissenting shares) was cancelled and extinguished and automatically converted into the right to receive $9.20 in cash; each option to purchase Common Stock outstanding immediately prior to the Effective Time (whether vested or unvested) was cancelled and converted into, and became a right to receive, an amount in cash equal to the product of (a) the excess, if any, of $9.20 less the exercise price per share attributable to such option and (b) the number of shares of Common Stock issuable upon exercise in full of such option; and each restricted stock unit outstanding immediately prior to the Effective Time was cancelled and converted into, and became a right to receive, an amount in cash equal to the product of (x) $9.20 and (y) the number of shares of Common Stock issuable upon settlement in full of the restricted stock unit, in each case without interest and subject to any applicable withholding of taxes.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is included as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, the Company notified The NASDAQ Global Select Market (“NASDAQ”) on April 11, 2013 that the Merger was consummated, and trading of the common stock of the Company on NASDAQ will be suspended. NASDAQ will file a delisting application on Form 25 with the Securities and Exchange Commission (the “SEC”) to report that the shares of the Company’s common stock are no longer listed on NASDAQ. The Company intends to file a certification on Form 15 with the SEC requesting that the Company’s reporting obligations under Sections 13 and 15(d) of the Securities Exchange Act of 1934, as amended, be suspended.

Item 3.03 Material Modification to Rights of Security Holders.

At the Effective Time and as a result of the Merger, each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than shares owned by the Company or Actian or any subsidiary thereof and dissenting shares) was cancelled and extinguished and automatically converted into the right to receive $9.20 in cash; each option to purchase Common Stock outstanding immediately prior to the Effective Time (whether vested or unvested) was cancelled and converted into, and became a right to receive, an amount in cash equal to the product of (a) the excess, if any, of $9.20 less the exercise price per share attributable to such option and (b) the number of shares of Common Stock issuable upon exercise in full of such option; and each restricted stock unit outstanding immediately prior to the Effective Time was cancelled and converted into, and became a right to receive, an amount in cash equal to the product of (x) $9.20 and (y) the number of shares of Common Stock issuable upon settlement in full of the restricted stock unit, in each case without interest and subject to any applicable withholding of taxes.

Item 5.01 Changes in Control of Registrant.

Upon the closing of the Merger on April 11, 2013, a change in control of the Company occurred, and the Company now is a wholly owned subsidiary of Actian, as described in Item 2.01 of this Current Report on Form 8-K. The aggregate merger consideration was approximately $161.7 million plus transaction expenses and was funded through Actian’s internally available cash, cash from operations and cash from debt financing. See Items 2.01 and 3.03 of this Current Report on Form 8-K, which are incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, each of Shelby Carter, David Boucher, David Bradford, John Farr, Jeff Hawn, Michael Hoskins and Nancy Woodward resigned from his or her respective position as a member of the board of directors, and any committee thereof, of the Company, effective at the Effective Time. Pursuant to the terms of the Merger Agreement, at the Effective Time, the members of the board of directors of Merger Sub, Marc Monahan and Fred Gallagher, became the members of the board of directors of the Company.

In addition, the board-appointed officers of the Company in office at the time of the Merger, including John E. Farr (President and Chief Executive Officer), Randall G. Jonkers (Secretary and Chief Financial Officer), Michael Hoskins (Chief Technology Officer), Gilbert Van Cutsem (General Manager, Database Division), Lance Speck (General Manager, Integration Division) and Stephen Padgett (Vice President, Information Technology) resigned their offices, but not their employment, as of the Effective Time, and the officers of Merger Sub immediately prior to the Effective Time became the officers of the Company.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the certificate of incorporation of the Company was amended and restated in its entirety to read identically to the certificate of incorporation of Merger Sub, as in effect immediately prior to the Effective Time (provided that the name of the surviving corporation is the name of the Company). The amended and restated certificate of incorporation of the Company is filed as Exhibit 3.1 hereto and is incorporated by reference herein.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, became the bylaws of the Company. The bylaws of the Company are filed as Exhibit 3.2 hereto and are incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

A special meeting of Pervasive’s shareholders was held on April 10, 2013 (the “Special Meeting”). Set forth below are descriptions of the matters voted on at the Special Meeting and the results of the voting at the Special Meeting.

1.	Proposal to adopt the Merger Agreement:

For	Against	Abstain	Broker Non-Vote
13,313,369	31,754	6,854	—

2.	The proposal to approve the adjournment of the Special Meeting to a later time or date was withdrawn as it was not necessary because there were sufficient votes at the time of the Special Meeting to approve the adoption of the Merger Agreement and no other business properly came before the Special Meeting.

Item 7.01 Regulation FD Disclosure.

On April 11, 2013, Actian issued a press release announcing the closing of the Merger, the text of which is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Number	Title

2.1	Agreement and Plan of Merger, dated as of January 28, 2013, by and among Pervasive Software Inc., Actian Sub II, Inc. and Actian Corporation (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed with the SEC on January 29, 2013).

3.1	Amended and Restated Certificate of Incorporation of Pervasive Software Inc.

3.2	Amended and Restated Bylaws of Pervasive Software Inc.

99.1	Press Release issued on April 11, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERVASIVE SOFTWARE INC.

By:	/s/ Marc Monahan
Name: Marc Monahan
Title: Chairman of the Board

Date: April 11, 2013

EXHIBIT INDEX

Exhibit	Description
2.1	Agreement and Plan of Merger, dated as of January 28, 2013, by and among Actian Corporation, Actian Sub II, Inc., and Pervasive Software Inc. (incorporated by reference to Exhibit 2.1 of our Current Report on Form 8-K filed with the SEC on January 29, 2013).

3.1	Amended and Restated Articles of Incorporation of Pervasive Software Inc.

3.2	Amended and Restated Bylaws of Pervasive Software Inc.

99.1	Press Release issued on April 11, 2013.